Exhibit 10.14

      FORM OF CHALLENGE AWARD OPTION AGREEMENT GRANTED TO SENIOR MANAGEMENT
                                 IN FISCAL 2005

                              IEC ELECTRONICS CORP.

                       OPTION AWARD AGREEMENT PURSUANT TO
                      2001 STOCK OPTION AND INCENTIVE PLAN

                            (Incentive Stock Option)

      OPTION AWARD AGREEMENT, executed in duplicate as of the ___ day of ____, 2005, between IEC Electronics Corp., a Delaware corporation (the "Company"), and ____________________, _________________________of the Company (the "Optionee").
RECITALS:

      A. On May 11, 2005, the Board of Directors of the Company adopted a Long Term Incentive Plan (the "LTIP") pursuant to which senior management employees of the Company will be granted Challenge Awards in the form of stock options that vest on the attainment of certain performance goals.

      B. In accordance with the provisions of the LTIP and the 2001 Stock Option and Incentive Plan of the Company (the "Plan") and pursuant to a resolution duly adopted by the Board of Directors of the Company on ______________, 2005, the Company is authorized to execute and deliver this Agreement on the terms and conditions herein set forth.

      C. All capitalized terms in this Agreement shall have the meaning assigned to them in the Plan.

      NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the parties hereto agree as follows:

      1. Grant of Option. Subject to all the terms and conditions of the LTIP, the Plan and this Agreement, the Company hereby grants to the Optionee as of ______, 2005 (the "Date of Grant") an Incentive Stock Option (the "Option") to purchase up to ______ shares of common stock of the Company (such number being subject to adjustment as provided in Section 10), $.01 par value, on the terms and conditions herein set forth. The Option shall be exercisable from time to time during the option term specified in Section 3 at the Option Exercise Price specified in Section 2.

      2. Option Exercise Price. The option exercise price per share of common stock covered by this Option shall be $______.

      3. Option Term. This Option shall have a term of six (6) years measured from the Date of Grant and shall accordingly expire at 5:00 p.m. (Eastern Time) on ______, 2011 (the "Expiration Date"), unless all or a portion of this Option is sooner terminated or forfeited in accordance with Sections 4 and 9.

      4. Vesting and Exercise.

(a)      This Option shall vest and be exercisable as follows:

______shares, if, and only if, the Company's Net Sales for the fiscal year ending September 30, 2006 equal or exceed $______;

______shares, if, and only if, the Company's Net Sales for the fiscal year ending September 30, 2007 equal or exceed $______;

______shares, if the Company's Net Income for any fiscal year ending on or prior to September 30, 2010 equals or exceeds $______;

______shares, if the Company's Net Income for any fiscal year ending on or prior to September 30, 2010 equals or exceeds $______.

(b) If the performance goals set forth in Sections 4(a)(i) and (ii) above are not achieved in the respective fiscal years, the shares provided for in Sections 4(a)(i) or (ii) or both, as the case may be, will be automatically forfeited at the end of such fiscal years. If the performance goals set forth in Sections 4
(a)(iii) and (iv) above are not achieved by September 30, 2010, the shares provided for in Sections 4(a)(iii) or (iv), or both, as the case may be, will automatically be forfeited as of September 30, 2010.

(c) For purposes of this Section 4, Net Sales and Net Income shall be as stated in the Company's audited financial statements for each of the fiscal years ended September 30, 2006, September 30, 2007, September 30, 2008, September 30, 2009, and September 30, 2010, without any adjustments.

(d) No portion of this Option shall be deemed vested and exercisable unless and until the Compensation Committee (the "Committee") of the Board of Directors certifies in writing that the applicable performance goal has been satisfied.

      5. Limitations on Sale. Shares received upon each exercise of all or any portion of this Option (the "Option Shares") may not be sold, transferred, assigned, pledged or otherwise disposed of (collectively "sold") except as follows:

(a) No Option Shares acquired upon a given exercise may be sold until one year after the date of the respective exercise of the Option.


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(b) Thereafter, (i) all or any part of 50% of the respective Option Shares may be sold at any time on or after one year after the date of the respective exercise of the Option; (ii) all or any part of 75% of the respective Option Shares may be sold at any time on or after two years after the date of the respective exercise of the Option; and (iii) all or any part of 100% of the respective Option Shares may be sold at any time on or after three years after the date of the respective exercise of the Option.

Notwithstanding the foregoing limitations on sale, at any time after all or any portion of this Option is vested and exercisable, Optionee may elect to exercise that portion of this Option that is vested and exercisable by selling that number of Option Shares necessary to utilize the "cashless exercise" procedure provided for in Section 8(a)(ii)(C) below, in which case the number of Option Shares that may be sold under Section 5(b) above will be reduced by the number of Option Shares used to facilitate the "cashless exercise".

      6. Legend on Certificates. The Certificates for the Option Shares shall bear the following legend:

      "The Shares of Stock represented by this Certificate are subject to and transferable, only in accordance with the terms and conditions of an Option Award Agreement entered into as of May 11, 2005 by and between ____________________and IEC Electronics Corp., a copy of which is on file in the office of the Secretary of the Corporation."

      7. Non-Transferability of Option. This Option shall be exercisable during Optionee's lifetime only by Optionee and may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by Optionee's will or by the laws of descent and distribution. Any attempted assignment, transfer, pledge, hypothecation, or other disposition of the Option contrary to the provisions hereof, and the levy of any execution, attachment, or similar process upon the Option, shall be null and void and without effect.

      8. Manner of Exercising Option.

      (a) In order to exercise this Option with respect to all or any part of the shares of Stock for which this Option is at the time exercisable, Optionee (or any other person or persons exercising the Option) must take the following actions:

            (i) Execute and deliver to the Company a Notice of Exercise ("Notice") (in the form attached to this Agreement) for the shares of Stock for which the Option is exercised, which Notice may require the Optionee to certify in a manner acceptable to the Company that Optionee is in compliance with the terms and conditions of the Plan and this Agreement; and

            (ii) Pay the aggregate Option Exercise Price for the purchased shares in one or more of the following forms:

                  (A) by cash, wire transfer or check made payable to the Company;

                  (B) in shares of Stock held by Optionee (or any other person or persons exercising the Option) for at least six (6) months and valued at Fair Market Value on the date of exercise; or

                  (C) through a special sale and remittance procedure pursuant to which Optionee shall concurrently provide irrevocable instructions (I) to the approved brokerage firms to effect the immediate sale of the purchased shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate Option Exercise Price payable for the purchased shares plus all applicable federal, state and local income and employment taxes required to be withheld by the Company by reason of such exercise and (II) to the Company to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sales transaction.

                  Except to the extent the sale and remittance procedure is utilized in connection with the Option exercise, payment of the Option Exercise Price must accompany the Notice delivered to the Company in connection with the Option exercise.

                  In the event this Option is exercised by any person or persons other than the Optionee, the Notice shall be accompanied by appropriate proof of the right of such person or persons to exercise the Option.

                  (iii) Make appropriate arrangements with the Company for the satisfaction of all federal, state and local income and employment tax withholding requirements applicable to the Option exercise.

            (b) As soon as practical after the date of exercise, the Company shall issue to or on behalf of Optionee (or any other person or persons exercising this Option) a certificate for the purchased shares of Stock, with the appropriate legends, if any, affixed thereto.

            (c) In no event may this Option be exercised for any fractional shares.

      9. Termination of Employment.

      If the Optionee has a Termination of Employment (as defined in the Plan), the following provisions shall apply:

(a) Death. If the Optionee's Termination of Employment is on account of death, then unvested Options shall be forfeited, and Options, to the extent they are vested on the date of Termination of Employment, may be exercised, in whole or in part, by the Optionee's Designated Beneficiary (as defined in the Plan) at any time on or before the earlier to occur of (x) the Expiration Date of the Option and (y) the first anniversary of the date of such Termination of Employment.

(b) Disability. If the Optionee's Termination of Employment is on account of Disability, unvested Options shall be forfeited, and Options, to the extent they are vested on the date of Termination of Employment, may be exercised, in whole or in part, by the Optionee at any time on or before the earlier to occur of (x) the Expiration Date of the Option and (y) the first anniversary of the date of such Termination of Employment.

      (b) Cause. If the Optionee's Termination of Employment is on account of cause, all outstanding Options, vested and unvested, shall terminate and be forfeited on the date of such Termination of Employment.


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(d) Other Reasons. If the Optionee's Termination of Employment is for any reason other than those enumerated in Sections (a) through (c), unvested Options shall be forfeited, and Options, to the extent they are vested on the date of Termination of Employment, may be exercised, in whole or in part, by the Optionee at any time on or before the earlier to occur of (x) the Expiration
Date of the Option and (y) three (3) months after the date of such Termination of Employment.

(e) Death After Termination of Employment. If (i) the Optionee's Termination of Employment is for any reason other than death and (ii) the Optionee dies after such Termination of Employment but before the date the Options must be exercised as set forth in the preceding subsections, unvested Options shall be forfeited, and any Options, to the extent they are vested on the date of the Optionee's death, may be exercised, in whole or in part, by the Optionee's Designated Beneficiary at any time on or before the earlier to occur of (x) the Expiration Date of the Option and (y) the first anniversary of the date of death.

      10. Detrimental Activities.

      (a) The Committee may cancel, rescind, suspend, withhold or otherwise limit or restrict this Option at any time if Optionee is not in compliance with all applicable provisions of this Agreement and the Plan, or if Optionee engages in any "Detrimental Activity". For purposes of this Agreement, "Detrimental Activity" includes: (i) the rendering of services for any organization or engaging directly or indirectly in any business which is or becomes competitive with the Company, or which organization of business, or the rendering of services to such organization or business, is or becomes otherwise prejudicial to in conflict with the interests of the Company; (ii) the disclosure to anyone outside the Company, or the use in other than the Company's business, without prior written authorization from the Company, of any confidential information or material relating to the business of the Company, acquired by the Optionee either during or after employment with the Company; (iii) activity that results in termination of Optionee's employment for cause; (iv) a violation of any rules, policies, procedures or guidelines of the Company, including, but not limited to, the Company's Code of Conduct; (v) any attempt, directly or indirectly, to induce any employee of the Company to be employed or perform services elsewhere or any attempt, directly or indirectly, to solicit the trade or business of any current or prospective customer, supplier or partner of the Company or (vi) any other conduct or act determined by the Board to be injurious, detrimental or prejudicial to any interest of the Company.

      (b) Upon exercise of this Option, Optionee, if requested by the Company, shall certify in a manner acceptable to the Company that Optionee is in compliance with the terms and conditions of the Plan.

      (c) In the event Optionee fails to comply with the provisions of (i)-(vi) of Section 10(a) prior to, or during the six months after, any exercise of this Option, such exercise may be rescinded within two years thereafter. In the event of any such rescission, Optionee shall pay to the Company the amount of any gain realized or payment received as a result of the rescinded exercise, in such manner and on such terms and conditions as may be required, and the Company shall be entitled to set-off against the amount of any such gain any amount owned to Optionee by the Company.

      11. General Restriction. This Option shall be subject to the requirement that if at any time the Board of Directors in its discretion shall determine that the listing, registration or qualification of the shares subject to such Option on any securities exchange or under any state or federal law, or the consent or approval of any government regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Option or the issuance or purchase of shares thereunder, such Option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board of Directors.

      12. Option Adjustments. In the event of a stock dividend, stock split or other change in corporate structure or capitalization affecting the common stock or any other transaction (including, without limitation, an extraordinary cash dividend) which, in the determination of the Committee affects the common stock such that an adjustment is required in order to preserve the benefits or potential benefits intended to be made available under the Plan, then the Committee, in its sole discretion, shall equitably adjust any or all of (i) the number and kind of shares of stock subject to this Option, and (ii) the exercise price with respect to the foregoing, provided that the number of shares subject to this Option shall always be a whole number.

      13. Change in Control. In the event of a Change in Control (as defined in the Plan) the performance goal relating to an incomplete fiscal year shall be deemed to have been fully achieved, this Option shall immediately become vested and exercisable, and, notwithstanding Section 5, the Option Shares may be sold without any limitation.

      14 Amendment to this Option Award Agreement. The Committee may modify or amend this Option if it determines, in its sole discretion, that amendment is necessary or advisable in the light of any addition to or change in the Internal Revenue Code or in the regulations issued thereunder, or any federal or state securities laws or other law or regulation, which change occurs after the date of grant of this Option and by its terms applies to this Option. No amendment of this Option, however, may, without the consent of the Optionee, make any changes which would adversely affect the rights of such Optionee.

      15. Notices. Notices hereunder shall be in writing and if to the Company shall be delivered personally to the Secretary of the Company or mailed to its principal office, 105 Norton Street, P.O. Box 271, Newark, New York 14513, addressed to the attention of the Secretary and, if to the Optionee, shall be delivered personally or mailed to the Optionee at Optionee's address as the same appears on the records of the Company.

      16. Stockholder Rights. This Option does not confer upon the holder thereof any rights as a stockholder of the Company until such person shall have exercised the Option, paid the Option Exercise Price and become a holder of record of the purchased shares of Stock


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      17. Interpretations of this Agreement. All decisions and interpretations made by the Committee with regard to any question arising hereunder or under the Plan shall be binding and conclusive on all persons having an interest in this Option. The Option granted hereunder, and the common stock which may be issued upon exercise thereof, are subject to the provisions of the Plan. In the event there is any inconsistency between the provisions of this Agreement and those of the Plan, the provisions of the Plan shall govern.

      18. Successors and Assigns. This Agreement shall bind and inure to the benefit of the parties hereto and the successors and assigns of the Company and, to the extent provided in Section 9, to the personal representatives, legatees and heirs of the Optionee.

      IN WITNESS WHEREOF, the Company has caused this Option Award Agreement to be executed on the day and year first above written.

                                    IEC ELECTRONICS CORP.


                                    By:
                                        ----------------------------------------
                                         W. Barry Gilbert
                                    Its: Chief Executive Officer, President and
                                         Chairman of the Board


ACCEPTANCE

      I, ___________________, hereby certify that I have read and fully understand the foregoing Option Award Agreement. I acknowledge that I have been apprised that it is the intent of the Company that Optionees obtain and retain an equity interest in the Company. I hereby execute this Option Award Agreement to indicate my acceptance of this Option and my intent to comply with the terms thereof.

                                        ----------------------------------------
                                        Optionee

                                        ----------------------------------------
                                        Street Address

                                        ----------------------------------------
                                        City                State       Zip Code


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EXHIBIT A

                                                         _________________, 20__

IEC Electronics Corp.
105 Norton Street
P. O. Box 271
Newark, NY  14513

Attention:  Secretary

Dear Sir:

      This is to notify you that I hereby elect to exercise my option rights to _______________ shares of common stock of IEC Electronics Corp. (the "Company") granted under the Option Award Agreement (the "Agreement"), dated ______________________________ , 20__, issued to me pursuant to the 2001 Stock
Option and Incentive Plan (the "Plan"). The option exercise price pursuant to such Agreement, as adjusted, is $____________ per share or $__________ in the aggregate.

      In payment of the full option exercise price, I enclose (please complete as appropriate):

(a) my check payable to IEC Electronics Corp. in the amount of $__________.

(b) __________ shares of common stock of the Company owned by me for at least six months, free of any liens or encumbrances and having a fair market value of $_________.

(c) an authorization letter which gives irrevocable instructions to the Company to deliver the stock certificates representing the shares for which the option is being exercised directly to ______________ (name and address of broker) together with a copy of the instructions to _______________ (name of broker) to sell such shares and promptly deliver to the Company the portion of the proceeds equal to the total purchase price and withholding taxes due, if any.

      I hereby certify that I am in compliance with the terms and conditions of the Plan and the Agreement and, in particular, that I have not engaged in any Detrimental Activity as defined in Section 10(a) of the Agreement. I understand, acknowledge and agree that in the event I fail to comply with the provisions of
(i) - (vi) of Section 10(a) of the Agreement during the period specified in
Section 10(c) of the Agreement, the exercise of this Option may be rescinded by the Company and I may become obligated to pay the Company the amount of any gain realized or payment received as a result of the rescinded exercise, all as set forth in Section 10(c) of the Agreement.


                                        Very truly yours,


                                        ----------------------------------------
                                        Optionee's Signature


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